                                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C.  20549

                                                      FORM 8-K
                                                   CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 9, 2003

                        N A V I S T A R    I N T E R N A T I O N A L    C O R P O R A T I O N
                               (Exact name of registrant as specified in its charter)

           Delaware                                   1-9618                              36-3359573
(State or other jurisdiction of               (Commission File No.)                   (I.R.S. Employer
 incorporation or organization)                                                       Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois                                       60555
      (Address of principal executive offices)                                              (Zip Code)

                          Registrant's telephone number, including area code (630) 753-5000

ITEM 5.    OTHER EVENTS

Navistar  International  Corporation  (the  "Registrant")  hereby updates the  description of its common stock,  par value $.10 per share,  contained in the registration  statement of its original predecessor filed with the Securities and Exchange Commission (the
"SEC") under  Section  12(b) of the  Securities  Exchange Act of 1934,  as amended (the  "Exchange  Act"),  to read as set forth on
Exhibit A attached  hereto and  incorporated  by reference  herein.  The Registrant is updating such  description  because it is no longer  possible for the Registrant to incorporate  such  description of common stock contained in such  registration  statement by reference into registration  statements filed on Form S-3 or Form S-8 under the Securities Act of 1933, as amended,  as a result of the length of time that has passed since such  Exchange Act  registration  statement was  originally  filed with the SEC as well as the subsequent completion of corporate reorganizations.

                                                              SIGNATURES

Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
                     Registrant

Date:    June 9, 2003                       /s/  Mark T. Schwetschenau
                                                 Mark T. Schwetschenau
                                                 Vice President and Controller
                                                 (Principal Accounting Officer)

                                                                                                                              Exhibit A

                                           DESCRIPTION OF NAVISTAR INTERNATIONAL CORPORATION
                                                             CAPITAL STOCK

         Our authorized capital stock consists of 150 million shares, of which 110 million shares are designated as common stock, with a par value of $.10 per share, 30 million shares are designated as preferred stock, with a par value of $1.00 per share and 10 million shares are designated as preference stock, with a par value of $1.00 per share. The following summary of our capital stock is qualified in its entirety by the provisions of our restated certificate of incorporation and by-laws, copies of which have been filed with the SEC and are available for inspection.  The SEC maintains a website on the Internet at www.sec.gov.

Common Stock

         The authorized common stock consists of 110 million shares, of which 67,950,362 shares were issued and outstanding and
7,345,932 shares were held in treasury at May 30, 2003.  There were approximately 19,542 holders of record of our common stock as of such date.

         Dividend Rights and Restrictions.  Holders of common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor, provided that, so long as any shares of preferred stock and preference stock are outstanding, no dividends (other than dividends payable in common stock) or other distributions (including purchases) may be made with respect to the common stock unless full cumulative dividends, if any, on the shares of preferred stock and preference stock have been paid. Under the Delaware General Corporation Law (the "DGCL"), dividends may only be paid out of surplus or out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, and no dividend may be paid on common stock at any time during which the capital of outstanding preferred stock or preference stock exceeds our net assets.

         We do not expect to pay cash dividends on the common stock in the foreseeable future, and are subject to restrictions under the indentures for our $250 million 8% Senior Subordinated Notes and $400 million 9.375% Senior Notes on the amount of cash dividends we may pay.

         Voting Rights.  Holders of shares of our common stock are entitled to one vote for each share for the election of directors and on any question arising at any shareowners meeting. The UAW, as holder of the series B preference stock, is entitled to elect one member to our board of directors.  See "--Preferred Stock and Preference Stock."

         Liquidation Rights.  In the event of the voluntary or involuntary dissolution, liquidation or winding up of us, holders of common stock are entitled to receive after satisfaction in full of the prior rights of creditors (including holders of our indebtedness) and holders of preferred stock and preference stock, all of our remaining assets available for distribution.

         Miscellaneous.  The holders of common stock are not entitled to preemptive, redemption or subscription rights.  Mellon
Investor Services is the transfer agent and the registrar for the common stock.

         As of May 30, 2003, we had reserved for issuance: (i) approximately 7.2 million shares of our common stock under our various stock option plans, stock discount purchase plans and other award plans for officers, employees and directors, of which options to purchase approximately 7.0 million shares were outstanding; (ii) 48,679 shares issuable upon the conversion of our series D preference stock; (iii) 3,947,605 shares issuable upon the conversion of NFC's 4.75% subordinated exchangeable notes due 2009; and
(iv) 5,473,926 shares issuable under the conversion of our 2.50% senior convertible notes due 2007.

Preferred Stock and Preference Stock

         We are authorized to issue preferred stock and preference stock, which may be issued from time to time in one or more series upon authorization by our board of directors. The board of directors, without further approval of the shareowners, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock and preference stock.  The issuance of preferred stock and preference stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for the common stock at a premium or otherwise adversely affect the market price of the common stock. We have no present plans to issue any additional series of preferred stock or preference stock.

         Two series of preference stock are currently outstanding.  Three million shares of convertible junior preference stock, series D are authorized, of which 155,774 shares were outstanding as of May 30, 2003.  At that date, one share of nonconvertible junior preference stock, series B is authorized and held by the UAW.

         Series D Preference Stock.  Holders of shares of series D preference stock are entitled to receive accrued dividends, if any, if and when declared by the board of directors, in the amount of 120 percent of the dividend (on an as-converted basis) declared on common stock, other than a dividend payable solely in shares of common stock.  Holders of series D preference stock have the right at their option to convert shares of the series D preference stock into shares of common stock at any time at a conversion rate of
0.3125 of a share of common stock for each share of series D preference stock, subject to adjustment in certain events.  The series D preference stock is redeemable at any time, in whole or in part, at our option upon at least 30 days' advance written notice at the price of $25 per share plus accrued dividends.  Generally, holders of series D preference stock do not have any voting powers, except as provided by law and except that holders of at least two-thirds of the number of shares outstanding must approve any adverse amendment, alteration or repeal of the preferences, special rights or powers of series D preference stock.  Before any distribution to holders of common stock or of any other of our stock ranking junior upon liquidation to the series D preference stock upon any liquidation, dissolution or winding up of us, holders of the series D preference stock are entitled to receive $25 per share plus accrued dividends.

         Series B Preference Stock.  In connection with a 1993 restructuring of Navistar's post-retirement health care and life insurance benefits pursuant to a settlement agreement, the UAW was issued the series B preference stock.  As the holder of the series
B preference stock, the UAW is entitled to elect one member of our board of directors, the UAW Director, until such time as we have fully funded our liability under the health care and life insurance benefits program (subject to such right revesting if such funding falls below 85% of the fully funded amount).  The series B preference stock is not transferable by the UAW, does not have any voting rights other than as described above or as required by law, does not have the right to receive dividends or distributions and is redeemable for a nominal price at such time as the UAW has not been entitled to elect a director for five consecutive years.

Certain Certificate of Incorporation and By-laws Provisions; Certain Provisions of Delaware Law

         General.  Certain provisions of our certificate of incorporation and by-laws could have an anti-takeover effect.  These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors.  We are also subject to Section 203 of the DGCL.  As described above under "--Preferred
Stock and Preference Stock," the ability of the board of directors to issue so-called "flexible" preferred stock may also have an anti-takeover effect.  In addition, the fact that our utilization of our NOLs could be adversely affected by a change of control could have an anti-takeover effect.

         Classified Board; Board Vacancies.  The certificate of incorporation provides for the board of directors to be divided into three classes of directors serving staggered three year terms, excluding the director elected by the UAW as the holder of our series B preference stock.  See "--Preferred Stock and Preference Stock."  The overall effect of the provisions in the certificate of incorporation with respect to the staggered board may be to render more difficult a change in control of us or the removal of incumbent directors.  Under the DGCL, since we have a classified board, the shareowners may only remove the directors for cause.  A majority of the remaining directors elected by the holders of common stock then in office (and not shareowners), though less than a quorum, is empowered to fill any vacancy on the board of directors.  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or preference stock issued by us have a preference over the common stock as to dividends or upon liquidation have the right, voting separately by class or series, to elect directors (such as the holder of the series B preference stock), the number, election, term of office, filling of vacancies, terms of removal and other features of such directorships are governed by the terms relating to such rights.

         Special Meetings of Shareowners; Action by Written Consent.  The certificate of incorporation provides that no action may be taken by shareowners except at an annual or special meeting of shareowners, and prohibits action by written consent in lieu of a meeting.  Our by-laws provide that special meetings of shareowners may be called only by the chairman of the board and chief executive officer or by the board of directors.  This provision will make it more difficult for shareowners to take action opposed by the board of directors.

         Approval of Supermajority Transactions.  As a result of the settlement agreement relating to the 1993 restructuring of our post-retirement health care and life insurance benefits, our certificate of incorporation provides that the affirmative vote of holders of the greater of (a) a majority of the voting power of all common stock or (b) at least 85% of the shares of common stock present at a meeting is required to approve a supermajority transaction.  Accordingly, any holder of 15% or more of the aggregate outstanding common stock represented at any meeting of shareowners will be able to block any supermajority transaction.

         Certain Provisions of Delaware Law.  We are governed by the provisions of Section 203 of the DGCL.  In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.  An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.